Exhibit 10.1

EXECUTION

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of August 8, 2017 (this “Amendment”), is entered into by and among Reverse Mortgage Solutions, Inc. (“RMS”), RMS REO BRC, LLC (“REO Subsidiary” and, individually or collectively with RMS, as the context may require, “Seller”) and Barclays Bank PLC, as purchaser (“Purchaser”) and as agent (“Agent”), and amends that certain Amended and Restated Master Repurchase Agreement, dated as of May 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among RMS, REO Subsidiary, Purchaser and Agent. Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to such terms in the Repurchase Agreement.

Recitals

WHEREAS, pursuant to Section 28 of the Repurchase Agreement, the parties hereto desire to amend the Repurchase Agreement to make such modifications as further described below.

NOW, THEREFORE, pursuant to the provisions of the Repurchase Agreement concerning modification and amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Agreements

Section 1. Amendment. Effective as of the Amendment Effective Date, the parties hereto hereby agree to amend Section 2 of the Repurchase Agreement by amending clause (vi) of the defined term “Act of Insolvency” by inserting the text “(except with respect to financial statements for the period ended December 31, 2016)” immediately after the words “financial statements”.

Section 2. Agreement in Full Force and Effect as Amended. As specifically amended hereby, the Repurchase Agreement remains in full force and effect. All references to the Agreement in any Program Document shall be deemed to mean the Repurchase Agreement as supplemented and amended hereby. This Amendment shall not constitute a novation of the Repurchase Agreement, but is a supplement thereto. The parties hereto agree to be bound by the terms and conditions of the Repurchase Agreement, as supplemented and amended by this Amendment, to the same effect as if such terms and conditions were set forth herein verbatim.

Section 3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Amendment Effective Date”) when Seller shall have (i) paid to Purchaser and Agent and Purchaser and Agent shall have received all accrued and unpaid fees and expenses owed to Purchaser and Agent in accordance with the Program Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim, (ii) delivered to Purchaser and Agent (a) a copy of this Amendment duly executed by each of the parties hereto and (b) any other documents reasonably requested by Purchaser or Agent, each of which shall be in form and substance acceptable to Purchaser and Agent and (iii) received an executed amendment or waiver with substantially the same effect as this Amendment from each affected warehouse lender.

Section 4. Additional Covenant. In the event Seller or Walter Investment Management Corp. (“Guarantor”) agrees, in connection with any amendment or waiver referred to in Section 3(iii) hereof, to (i) pay any structuring fee, upfront fee or waiver fee (in each case, howsoever described or denominated), (ii) a change in any existing upfront fee or structuring fee (in each case, howsoever described or denominated), or (iii) any change in any existing applicable interest margin (howsoever described or denominated) (and that, in the case of clause (ii) or (iii), results in an upfront fee, structuring fee or applicable interest margin under another of Seller’s or Guarantor’s warehouse financing arrangement that is more favorable to Seller’s or Guarantor’s lender than the upfront fee, structuring fee or applicable interest margin (in each case, howsoever described or denominated) in the Program Documents), such waiver fee, such upfront fee, such structuring fee or such applicable interest margin shall be automatically incorporated into the Program Documents as if fully set forth therein without the need of any further action on the part of any party. Any such waiver fee or increase of such upfront fee or structuring fee shall be deemed fully earned and shall be paid by Seller or Guarantor to Purchaser by wire transfer of immediately available funds in accordance with Purchaser’s Wire Instructions on the date so incorporated into the Transaction Documents.

Section 5. Termination. This Amendment shall terminate and the amendment herein shall be void if any warehouse lender, term loan lender, or other affected party accelerates the debt of Seller or Guarantor, declares an event of default, or exercises any remedies, or takes an action in furtherance of any of the foregoing as a result of the restatement of Guarantor’s or Seller’s financial statements for the fiscal quarters ended June 30, 2016 and September 30, 2016, its financial statements for the fiscal year ended December 31, 2016, and its financial statements for the fiscal quarter ended March 31, 2017.

Section 6. Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Sellers hereby represent to Purchaser and Agent, that as of the date of this Amendment and after giving effect to the amendment provided for in Section 1 hereof, (i) each is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

Section 7. Miscellaneous.

(a) This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b) The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

(c) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or in .pdf format, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each undersigned party has caused this Amendment to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.

REVERSE MORTGAGE SOLUTIONS, INC., as a Seller

By:	/s/ Cheryl Collins
Name: Cheryl Collins
Title: Senior Vice President

RMS REO BRC, LLC, as a Seller

By:	/s/ Cheryl Collins
Name: Cheryl Collins
Title: Manager

BARCLAYS BANK PLC, as Purchaser and as Agent

By:	/s/ Joseph O’Doherty
Name: Joseph O’Doherty
Title: Managing Director

Acknowledged and Agreed with respect to Section 4:

WALTER INVESTMENT MANAGEMENT CORP.,

as Guarantor

By:	/s/ Cheryl Collins
Name: Cheryl A. Collins
Title: SVP & Treasurer

[Signature Page to Barclays – RMS Amendment No. 1 to A&R MRA]